SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 7, 1997



                          SHOPCO REGIONAL MALLS, L.P.
             (Exact name of registrant as specified in its charter)



      Delaware                      33-20614              13-3217028
State or other jurisdiction        Commission            IRS Employer
  of incorporation                 File Number         Identification No.



3 World Financial Center, 29th Floor
New York, NY Attn: Andre Anderson                      10285
Address of principal executive offices                Zip Code



Registrant's telephone number, including area code (212) 526-3237


Item 5. Other Events.

On July 7, 1997, Montgomery Ward, an anchor tenant at Cranberry Mall, the Partnership's remaining property, filed for protection under Chapter 11 of the Bankruptcy Code. The Partnership has not received any notification from Montgomery Ward of its intentions regarding its lease at Cranberry Mall.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                SHOPCO REGIONAL MALLS, L.P.
                                Registrant

                           By:  REGIONAL MALLS INC.
                                General Partner


Date:  August 1, 1997      By: /s/ Paul L. Abbott
                               Director, and Chief Executive Officer


Date: August 1, 1997       By: /s/ Robert Hellman
                               President


Date: August 1, 1997       By: /s/ Joan Berkowitz
                           Vice  President  and  Chief  Financial Officer